Exhibit 10.1.2

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (“Amendment”) dated as of May 4, 2015, by and between Conifer Holdings, Inc., a Michigan corporation (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.                                    Company and Bank entered into an Amended and Restated Credit Agreement dated as of September 29, 2014 (“Agreement”).

B.                                    Company and Bank desire to amend the Agreement all as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.                                      Section 7.2 of the Agreement is amended to read as follows:

“7.2 Furnish to Bank:

(a)                                 Within seventy five (75) days after and as the end of each fiscal quarter, a covenant compliance certificate substantially in form attached hereto as Exhibit D, together with information regarding the Insurance Regulatory Information System ratio tests for each Insurance Subsidiary as is requested by Bank; and

(b)                                 within five (5) days after the occurrence thereof, written notice from Company of any change in the Best rating of an Insurance Subsidiary or in any other change in any rating of any Insurance Subsidiary by any other rating agency.”

2.                                      Section 8.15 of the Agreement is deleted in its entirety.

3.                                      Section 10.1(j) of the Agreement is amended to read as follows:

“(j)                              if there shall be any change for any reason in the ownership or control of Company which results in James G. Petcoff owning less than 33% of the outstanding shares of stock of Company having voting power or if Company ceases to own 100% of the outstanding stock of its Subsidiaries;”

4.                                      Exhibit “D” of the Agreement is deleted and attached Exhibit “D” is substituted in its place.

5.                                      Company violated the provisions of Sections 7.13 and 7.15 of the Agreement for the fiscal quarter ended December 31, 2014 (the “Covenant Violations”). The Bank hereby waives any event of default under the Agreement resulting from the Covenant Violations. This waiver shall not be deemed to amend or alter in any respect the terms and conditions of the

Agreement or any of the other loan documents, or to constitute a waiver or release by any of the Bank of any right, remedy or event of default under the Agreement or any of the other loan documents, except to the extent expressly set forth above. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Company with the Agreement or the other loan documents whether in the nature of an event of default or otherwise, and whether now in existence or subsequently arising.

6.                                      Company hereby represents and warrants that, after giving effect to the provisions of this Amendment, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

7.                                      Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

8.                                      Company hereby waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Company has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Bank’s actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Bank’s administration of debt evidenced by the Agreement or otherwise.

9.                                      This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (b) payment by Company to Bank of a non-refundable amendment fee in the amount of $35,000.

IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		CONIFER HOLDINGS, INC.

By:		By:

Its:	Vice President	Its:

EXHIBIT “D”

COVENANT COMPLIANCE REPORT

To:                             Comerica Bank

Re:                             Amended and Restated Credit Agreement dated as of September 29, 2014 (the “Agreement”)

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2 of the Agreement and sets forth various information as of          ,      (the “Computation Date”).

1.                                      Tangible Effective Net Worth.  On the Computation Date, the Tangible Effective Net Worth, which is required to be not less than $         , was $          as computed in the supporting documents attached hereto as Schedule 1.

2.                                      Total Adjusted Capital.  On the Computation Date, the total adjusted capital percentage, which is required to be at least 300%, was the following percent for each Insurance Subsidiaries as set forth below as computed in the supporting documents attached hereto as Schedule 2.*

Insurance Subsidiary	Percentage
%
%
%
%

3.                                      Fixed Charge Coverage Ratio.  On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than      to 1.0, was          to 1.0 as computed in the supporting documents attached hereto as Schedule 3.*

4.                                      Net Premium and Gross Premium Ratios.  On the Computation Date, the Net Premium Ratio, which is required to be not more than 2.0 to 1.0 was the following ratio for each Insurance Subsidiary as set forth below and the Gross Premium Ratio which is required to be not more than 3.0 to 1.0 was the following ratio for each Insurance Subsidiary as set forth below, as computed in the supporting documents attached as Schedule 4.

1.                                      Net Premium Ratio

Insurance Subsidiary	Ratio
% to 1.0
% to 1.0
% to 1.0
% to 1.0

2.                                      Gross Premium Ratio

Insurance Subsidiary	Ratio
% to 1.0
% to 1.0
% to 1.0
% to 1.0

5.                                      Ratings. The following are the Insurance Subsidiaries (a) with Best ratings below the Required Rating:                  ;

(b)                                 with respect to which the Best rating has been downgraded more than one level during any period of twelve (12) consecutive months:                 ; and

(c)                                  for which the Best rating has been withdrawn:               .

6.                                      Reinsurance Contracts. The percentage of Net Uncollateralized Reinsurance Recoverables with Persons with a Best rating below A- is     % as computed in the supporting documents attached as Schedule 5.*

7.                                      Dividend Paying Capacity. Dividend paying capacity for the fiscal year ending           , 201   was $         as compiled in the supporting documents attached as Schedule 7.*

*To be completed only for Computation Dates ending December 31 of a year.

8.                                      Capital Expenditures.  As of the Computation Date, Capital Expenditures for the applicable fiscal year which is required to be less than $500,000 was $         .

The undersigned officer of Company hereby certifies that:

A.                                    To the best of the undersigned officer’s knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B.                                    To the best of the undersigned officer’s knowledge, as of the Computation Date, the Company has observed and performed all of its covenants and other agreements contained in the Agreement and in the Note and, any other Loan Documents to be observed, performed and satisfied by them.

C.                                    I have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D.                                    To the best of the undersigned officer’s knowledge, except as stated in Schedule 8 hereto (which shall describe any existing Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Event of Default has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, Company has caused this Report to be executed and delivered by its duly authorized officer this       day of            ,    .

CONIFER HOLDINGS, INC.

By:

Its: